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                                                                   Exhibit 10.23

                              (Summary Translation)
                               GUARANTEE AGREEMENT

This Agreement is made by and among Mr. Xiaofeng Peng (hereinafter referred to as "Party A"), Suzhou Liouxin Industry Co., Ltd. (hereinafter referred to as "Party B"), Saiweng Technology (Suzhou) Co., Ltd. (hereinafter referred to as "Party C") and Jiangxi Liouxin Industry Co., Ltd. (hereinafter referred to as "Party D").

Whereas,

1. Party A and Jiangxi LDK Solar Hi-Tech Co., Ltd. (hereinafter referred to as "Jiangxi LDK") entered into a loan agreement (hereinafter referred to as the "Loan Agreement"), pursuant to which Party A undertook to lend to Jiangxi LDK loans in the aggregate principal amount of Rmb 200 million (hereinafter referred to as the "Loan"); and

2. Party B, Party C and Party D (collectively, the "Guarantors") have agreed to guarantee the obligations of Jiangxi LDK to perform the Loan Agreement.

NOW, THEREFORE, Party A, Party B, Party C and Party D, subject to the terms and conditions set forth herein, agree as follows:

1. The Guarantors agree to provide guarantees for the performance of obligations by Jiangxi LDK under the Loan Agreement and be jointly and severally liable for repayment of the Loan in the event of a default by Jiangxi LDK. Should any default occur, the Guarantors shall fulfill the repayment obligations of Jiangxi LDK in accordance with the Loan Agreement.

2. The scope of the guarantee hereunder shall include any principal amounts outstanding, interests accrued, damages caused and expenses associated with the realization of Party A's rights under the Loan Agreement.

3. The term of the guarantee hereunder shall extend for two years beginning on the date of any default by Jiangxi LDK under the Loan Agreement.

4. The Guarantors undertake to monitor repayment of the Loan by Jiangxi LDK in a timely manner in accordance with the Loan Agreement and to collect, for and at the request of Party A, any default amount under the Loan Agreement from Jiangxi LDK.

5. In the event any provision of the Loan Agreement is found to be partially or totally invalid or unenforceable for any reason, the guarantee obligations of the Guarantors hereunder shall not be affected, and the Guarantors remain jointly and severally liable for the repayment obligations of Jiangxi LDK in accordance with this Agreement.

6. If the Guarantors do not fulfill their guarantee obligations hereunder in accordance with this Agreement such that the non-performance by any Guarantor constitutes a default hereunder, Party A shall have the right to demand remedies from any of the Guarantors.

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     The defaulting Guarantor shall be liable to Party A for any losses and damages incurred, directly or indirectly, as a result of such default.

7. The parties shall resolve all disputes arising from or in connection with this Agreement through consultation. If the parities cannot reach an agreement through such consultations, both parties agree to submit the disputes to the Shanghai Branch of China International Economic and Trade Arbitration Commission ("CIETAC") for arbitration. The arbitration shall be conducted in accordance with the rules and procedures of CIETAC then in effect. During the course of arbitration, unless this Agreement expires or is terminated at the request of a party, the parties shall continue to perform their respective obligations under this Agreement except for those relating to the disputed matters.

8. No party may assign any of its rights and obligations, in whole or in part, under this Agreement to any third parties without the prior written consent of the other parties.

9. This Agreement shall become effective upon signing by the legal representatives or authorized representatives of the respective parties and fixing hereunto the respective corporate chops. This Agreement is made in four original copies, and each party shall keep one copy hereof.


PARTY A

/s/ Xiaofeng Peng
-----------------
Xiaofeng Peng


PARTY B

/s/ Xiaofeng Peng
-----------------
Suzhou Liouxin Industry Co., Ltd. (sealed)


PARTY C

/s/ Zhengxiang Peng
-------------------
Saiweng Technology (Suzhou) Co., Ltd. (sealed)


PARTY D

Jiangxi Liouxin Industry Co., Ltd. (sealed)


Date: October 21, 2005